UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2007
TeleTech Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
9197 S. Peoria Street, Englewood, Colorado 80112
(Address of principal executive offices, including Zip Code)
Telephone Number: (303) 397-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On December 18, 2007, TeleTech Holdings, Inc. (the “Company”), through its indirect subsidiary, TeleTech Europe B.V. (“TT Europe”) completed the sale of its 60% equity interest in TeleTech Services (India) Ltd. (“TT India”), a joint venture formed in 2003 with Bharti Ventures Limited (“Bharti”). The sale was consummated pursuant to a share transfer agreement, dated November 12, 2007 (the “Agreement”), among TT Europe, its wholly owned subsidiary, Customer Solutions Mauritius (“CSM”), TT India, and World Focus, a wholly-owned subsidiary of Aegis BPO Services Limited (“Aegis”), under which TT Europe agreed to sell 100% of the shares of CSM to World Focus.
The Agreement was disclosed in a Report on Form 8-K that the Company filed on November 16, 2007.
The purchase price for the equity interest, estimated at the time of the Agreement at $7,780,000 in U.S. dollars, was subject to various adjustments. As adjusted, the total U.S. dollar purchase price for the equity interest at the time of closing was $8,700,000. In addition to the $8,700,00 purchase price, the Company received $450,000 in satisfaction of intercompany payables, resulting in total cash received of $9,150,000. Of this amount, $781,000 was placed into an escrow account to secure certain of the Company’s representations and warranties in the Agreement.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc.
By:	/s/ Kenneth D. Tuchman
KENNETH D. TUCHMAN Chief Executive Officer

Dated: December 26, 2007